International Flavors & Fragrances Inc.
September 27, 2007
VIA FACSIMILE 44 20 8636 3824 CITIBANK INTERNATIONAL plc Attention: Loans Agency, (John Nelson) 5th Floor, Citigroup Centre, London E14 5LB
Dear Madam/Sirs
Multicurrency Revolving Facility Agreement dated 23 November 2005 between International Flavors & Fragrances (Luxembourg) S.à.r.l, International Flavors & Fragrances Inc. as Guarantor and Parent and (the ‘‘Facility’’)
We refer to the above mentioned Facility. All terms herein, unless otherwise defined, shall have the same meaning as in the Facility.
In respect of the above Facility, we wish to request an extension of the Termination Date for an additional period of 365 days pursuant to Clause 11 of the Facility.
We request that Lenders provide their response as soon as possible but in any event, no later than 2 November 2007.
If you have any questions, please contact Henry J. Pierz Jr. (212) 708-7252 or Jan Ambergen at 31 35 6883 220.
Sincerely,
/s/ Douglas J. Wetmore Douglas J. Wetmore Authorised signatory INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.À.R.L (as the Company)
/s/ Douglas J. Wetmore Douglas J. Wetmore Authorised signatory INTERNATIONAL FLAVORS & FRAGRANCES INC. (as the Parent, as the Guarantor)

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